UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 3, 2016 (July 29, 2016)

CHEMBIO DIAGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-30379	88-0425691
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
3661 Horseblock Road
Medford, NY 11763
(Address of principal executive offices)
631-924-1135
(Registrant's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
As previously reported, on July 29, 2016, Chembio Diagnostics, Inc. (the "Company") and Craig-Hallum Capital Group LLC, in its capacity as the representative of the underwriters named therein (the "Underwriters"), entered into a purchase agreement ("Underwriting Agreement") relating to the public offering (the "Offering") of 2,000,000 shares (the "Offering Shares") of the Company's common stock ("Common Stock") at a price of $6.00 per share.
Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase an aggregate of up to an additional 300,000 shares of Common Stock (the "Option Shares").  On July 29, 2016, the Underwriters exercised their option to purchase all of the Option Shares.
The sales of the Offering Shares and the Option Shares were both completed on August 3, 2016.  On August 3, 2016, the Company issued a press release announcing the closing of the Offering and exercise by the Underwriters of their option to purchase the Option Shares.  A copy of this press release is incorporated into this Item 8.01 by reference and attached hereto as Exhibit 99.1.
The press release attached as Exhibit 99.1 is intended to be filed (not furnished) for purposes of Section 18 of the Exchange Act, and will be deemed to be incorporated by reference in applicable filings under the Securities Act or the Exchange Act.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
The following exhibit is intended to be deemed filed (rather than furnished) with this report, pursuant to instruction B.2. of Form 8-K.

Exhibits.

99.1 Press release dated August 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 3, 2016              Chembio Diagnostics, Inc.

By:    /s/ John J. Sperzel III
John J. Sperzel III
Chief Executive Officer